Exhibit 99.1
PRESS RELEASE
GREENFIELD ONLINE ANNOUNCES AGREEMENT TO BE ACQUIRED BY
MICROSOFT; TERMINATES AGREEMENT WITH AFFILIATES OF
QUADRANGLE
Wilton, CT, August 29, 2008 – Greenfield Online, Inc. (Nasdaq: SRVY) (“Greenfield Online”) announced that earlier today it entered into a merger agreement to be acquired by Microsoft Corporation (Nasdaq: MSFT) (“Microsoft”), via a cash tender offer for $17.50 per share in a transaction valued at approximately $486 million. In addition, Greenfield Online announced that immediately prior to entry into the merger agreement with Microsoft it had terminated its previously announced merger agreement with affiliates of Quadrangle Group LLC (together with its affiliates, “Quadrangle”) following the expiration of the matching rights granted to Quadrangle under the Quadrangle merger agreement. In connection with the termination of the Quadrangle merger agreement, Greenfield Online is required to pay Quadrangle a $5 million fee.
Microsoft has advised Greenfield Online that it has entered into an agreement to sell the assets of Greenfield Online’s Internet survey solutions (ISS) business to an unnamed financial buyer. The merger of Greenfield Online and Microsoft and Microsoft’s sale of the ISS business are expected to close simultaneously in the fourth quarter of 2008. The consummation of the Microsoft transaction is not contingent on the sale of the ISS business.
Albert Angrisani, Greenfield Online’s President and Chief Executive Officer said: “We are pleased to deliver additional value to our stockholders through this superior offer from Microsoft. We are excited about working with one of the world’s leading corporations to effectuate a smooth transition in both our comparison shopping and global ISS businesses.” Angrisani added, “We believe that the transition will have a positive outcome for our customers and employees.”
“Acquiring one of Europe’s leading price comparison, shopping and consumer reviews sites will further extend Microsoft’s search and ecommerce services in Europe,” stated Tami Reller, Corporate Vice President & CFO for Windows and Online Services, Microsoft Corporation. “The team at Ciao has built a passionate consumer community based on intuitive technology and extensive merchant relationships that we believe will deliver incremental benefit to the Microsoft Live Search platform. Greenfield Online’s ISS business has been a cornerstone of the company’s growth and market value – we are pleased we could find the right strategic partner for ISS to continue its growth.”
The closing of the tender offer by Microsoft is subject to customary conditions, including that shares representing at least a majority of Greenfield Online’s common stock on a fully diluted basis are validly tendered into the offer and the obtaining of customary antitrust approvals. The subsequent closing of the merger may be subject to obtaining stockholder approval of the merger agreement if Microsoft does not acquire a sufficient number of shares to effect a short-form merger. If such approval is needed, Greenfield Online will call a special meeting of its stockholders.
Deutsche Bank Securities Inc., served as Greenfield Online’s financial advisors in connection with the transaction. Paul, Weiss, Rifkind, Wharton & Garrison LLP served as Greenfield Online’s legal counsel.

Greenfield Online will file a Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) with further details concerning this transaction.
About Greenfield Online, Inc.
Greenfield Online, Inc. is a global interactive media and services company that collects consumer attitudes about products and services, enabling consumers to reach informed purchasing decisions about the products and services they want to buy; and helping companies better understand their customer in order to formulate effective product marketing strategies. Proprietary, innovative technology enables us to collect these opinions quickly and accurately, and to organize them into actionable form. For more information, visit www.greenfield.com. Through our Ciao comparison shopping portals we gather unique and valuable user-generated content in the form of product and merchant reviews. Visitors to our Ciao portals use these reviews to help make purchasing decisions and we derive revenue from this Internet traffic via e-commerce, merchant referrals, click-throughs, and advertising sales. For more information or to become a member, visit http://www.ciao-group.com. Through our Greenfield Online and Ciao Surveys websites and affiliate networks, we collect, organize and sell consumer opinions in the form of survey responses to marketing research companies and companies worldwide. For more information, visit www.greenfield-ciaosurveys.com. To take a survey, go to www.greenfieldonline.com.
About Microsoft
Founded in 1975, Microsoft Corporation (Nasdaq “MSFT”) is the worldwide leader in software, services and solutions that help people and businesses realize their full potential.
About Microsoft EMEA (Europe, Middle East and Africa)
Microsoft has operated in EMEA since 1982. In the region Microsoft employs more than 16,000 people in over 64 subsidiaries, delivering products and services in more than 139 countries and territories.
For further information, please contact:
Greenfield Online
Company Contact:
Cynthia Brockhoff
Vice President — Investor Relations
Greenfield Online
Ph: (203)-846-5772
Cbrockhoff@Greenfield.com
Advisory and Important Additional Information
This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Greenfield Online or Microsoft. At the time the subsidiary of Microsoft commences the tender offer, it will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission (the “SEC”) and Greenfield Online will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. THE TENDER OFFER WILL BE MADE SOLELY BY THE TENDER OFFER STATEMENT. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND ALL OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION AND SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER.
The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement will be made available to all stockholders of Greenfield Online, at no expense to them. The Tender Offer Statement (including the Offer to Purchase, the related Letter of Transmittal and all other offer documents filed by Microsoft and the Company with the SEC) and the Solicitation/Recommendation Statement will also be available for free at the SEC’s website at www.sec.gov. Investors and security holders are strongly advised to read both the Tender Offer Statement and the Solicitation/Recommendation Statement regarding the tender offer referred to in this press release when they become available because they will contain important information. The tender offer materials may also be obtained for free by contacting the information agent for the tender offer.
Cautionary Note Regarding Forward Looking Statements
Certain statements contained in this press release about our expectation of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results and financial condition may differ, possibly materially, from our anticipated results and financial condition indicated in these forward-looking statements. In addition, certain factors could affect the outcome of the matters described in this press release. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the merger agreement, (3) the inability to complete the merger due to the failure to satisfy other conditions required to complete the merger, (4) risks that the proposed transaction disrupts current plans and operations, and (5) the costs, fees and expenses related to the merger. Additional information regarding risk factors and uncertainties affecting the Company is detailed from time to time in the Company’s filings with the SEC, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, available for viewing on the Company’s website at www.greenfield.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.